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                                                                    EXHIBIT 10.1




                     STOCK SALE, ESCROW AND VOTING AGREEMENT

         This Stock Sale, Escrow and Voting Agreement ("Agreement") is made as of March __, 1999, among 26500 Development Associates Limited Partnership, a Michigan limited partnership ("Seller"), Universal Standard Healthcare of Delaware, Inc., a Delaware corporation ("Purchaser"), Universal Standard Healthcare, Inc., a Michigan corporation (the "Company"), and Honigman Miller Schwartz and Cohn, as escrow agent (the "Escrow Agent").

                                    Recitals

         A. Seller is the owner of 587,345 shares (the "Stock") of the Common Stock of the Company.

         B. Purchaser desires to purchase the Stock from Seller, and Seller is willing to sell the Stock to the Purchaser. Purchaser and Seller desire to enter into an escrow arrangement in that regard.

         C. Seller desires to grant to Purchaser the right to vote the Stock, on the terms and conditions set forth in this Agreement.

         Therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. Sale of Stock. Seller hereby sells the Stock to Purchaser for the sum of $258,432. Such purchase price shall be paid by Purchaser to Seller as follows: Interest only on the purchase price, at the rate per annum of 10% (or $2,153.60 per month) shall be paid by Purchaser on the first day of each month from April 1, 1999 through September 1, 1999; thereafter, Purchaser shall pay Seller the purchase price in 30 equal, consecutive, monthly payments of principal and interest (at the rate of 10% per annum) in the amount of $9,771.68 each, on the first day of each month from October 1, 1999 through March 1, 2002. Seller's sale of the Stock is without representation or warranty of any kind or nature, other than as to Seller's ownership of and title to the Stock. Seller represents and warrants to the Purchaser that it is the lawful owner of the Stock, free and clear of all security interests, liens and encumbrances, except as created by this Agreement. Purchaser acknowledges that it is acquiring the Stock for its own account, for investment purposes only, and without any intention to distribute the Stock, that the Stock constitutes restricted securities, and that the transfer to Purchaser of the Stock has not been registered under the Securities Act of 1933 or any state securities statute. The Purchaser shall have the right to prepay all or a portion of the remaining principal amount of the purchase price plus accrued interest through the date of the prepayment on the principal amount so prepaid, without premium or penalty, and, in the case of a partial prepayment, the remaining monthly payments will be adjusted accordingly to reflect such prepayment. All cash dividends, distributions or payments on or arising in connection with or in exchange for the Stock shall be used to prepay the purchase price as set forth above.

         2. Escrow.

            2.1 Delivery of Certificates and Stock Powers to the Escrow Agent. Concurrently with the execution and delivery of this Agreement, Seller is delivering certificate(s) evidencing the Stock to the Escrow Agent, accompanied by executed, undated stock powers relating to the Subject Shares (collectively, the "Escrow Instruments"). The Escrow Agent will hold and deliver the Escrow Instruments in accordance with the terms and conditions of this Agreement, unless otherwise directed by a court of competent jurisdiction or by written agreement of Seller and Purchaser delivered to the Escrow Agent.

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            2.2 Duties of the Escrow Agent.

                           (a) The Escrow Agent undertakes to perform only such duties as are specifically set forth in this Agreement. The sole duties of the Escrow Agent under this Agreement will consist of receiving, holding and delivering the Escrow Instruments in accordance with this Agreement.

                           (b) The Escrow Agent will have no responsibility to inquire into or to determine the genuineness, authenticity or sufficiency of any document or instrument submitted to it in connection with its duties under this Agreement.

                           (c) The Escrow Agent will be entitled to deem the signatories of any documents or instruments submitted to it under this Agreement as being those purported to be authorized to sign such documents or instruments on behalf of the parties to this Agreement and will be entitled to rely upon the genuineness of the signatures of such signatories without inquiry and without requiring any substantiating evidence.

                           (d) The Escrow Agent will have no responsibility or liability to effectuate any transfer of any of the Stock or to pay any fees or taxes relating to any such transfer.

                           (e) Without limiting the generality of the foregoing, the Escrow Agent will not be liable for any action taken or omitted by it in good faith and in accordance with this Agreement and will not be liable for any acts or omissions of any kind unless caused by the Escrow Agent's own willful misconduct or gross negligence.

            2.3 Disputes. In the event of any dispute under this Agreement, the Escrow Agent (a) may elect, in its sole discretion, not to deliver any of the Escrow Instruments, (b) will not be required to commence any action against any party, and (c) may, in its sole discretion, deposit any of the Escrow Instruments with a court of competent jurisdiction.

            2.4 Indemnification. Seller and the Purchaser will jointly and severally reimburse, indemnify and save the Escrow Agent harmless from all losses, costs, liabilities and expenses (including court costs and attorney's fees) that it may incur as a result of its performance of its duties in connection with this Agreement.

            2.5 Resignation of the Escrow Agent; Replacement. The Escrow Agent may resign as such at any time upon 15 days' prior written notice to Seller and Purchaser. In such event, Seller and Purchaser will appoint a successor in writing, but if such a successor is not so appointed or does not accept such appointment at least five days before the Escrow Agent's resignation becomes effective, the Escrow Agent may (but will not be obligated to) appoint a temporary successor (who will not be the Seller, the Purchaser or their affiliates or any of their officers, directors, partners or employees) to act until such appointment by Seller and Purchaser is made and accepted. Any successor to the Escrow Agent will execute and deliver to the parties an instrument accepting such appointment and thereupon such successor to the Escrow Agent, without further act, deed, conveyance or transfer, will become vested with all of the rights, interests, powers, authorities and obligations of its predecessor under this Agreement, with like effect as if originally named as the Escrow Agent under this Agreement. Upon request of such successor to the Escrow Agent, the parties will execute and deliver such instruments of conveyance, assignment and further assurance






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and do such other things as may reasonably be required to more fully and certainly vest and confirm in such successor to the Escrow Agent all such rights, interests, powers, authorities and obligations.

            2.6 Representation of Seller by Escrow Agent. Purchaser acknowledges that the Escrow Agent is the legal counsel to Seller and to certain of Seller's affiliates, and that the Escrow Agent shall not be prevented from representing Seller or any of its affiliates, with respect to the transactions contemplated by this Agreement or any disputes arising hereunder or relating hereto or otherwise, by virtue of its agreement to act as escrow agent hereunder.

            2.7 Delivery of Escrow Instruments. Five days after receipt by the Escrow Agent of a notice from Purchaser that the purchase price provided for in
Section 1 and all interest thereon have been paid in full, the Escrow Agent shall deliver the Escrow Instruments to Purchaser unless Seller shall have notified the Escrow Agent that it objects to such delivery. Five days after receipt by the Escrow Agent of a notice from Seller that Purchaser has defaulted in any payment of purchase price provided for in Section 1 or in any payment of interest thereon, the Escrow Agent shall deliver the Escrow Instruments to Seller, unless Purchaser shall have notified the Escrow Agent that it objects to such delivery. The party providing a notice to the Escrow Agent shall simultaneously send such notice to the other parties to this Agreement.

         3. Voting Agreement and Irrevocable Proxy.

            3.1 Agreement to Vote. From and after the date of this Agreement and until the Stock is released from escrow hereunder, at all annual and special meetings of shareholders of the Company, Seller will vote (or in lieu thereof, will execute one or more written consents with regard to) all of the Stock as directed by, and in accordance with instructions from, Purchaser. Purchaser will direct the manner of voting of all of the Stock and the associated written proxies with regard to all matters which may come before the shareholders of the Company in proportion to the manner in which all other shares of the Company's common stock are voted.

            3.2. Irrevocable Proxy. In order to secure Seller's obligation to vote the Stock in accordance with the provisions of Section 3.1, Seller hereby irrevocably designates, makes, constitutes and appoints Purchaser, or such other person(s) or entit(y)(ies) as Purchaser may designate from time to time, or any one or more of them, as Seller's true and lawful irrevocable proxy and attorney-in-fact, with full power of substitution, to represent and vote (or execute written consents in lieu thereof), in Purchaser's discretion, all of the Stock for any and all matters which may come before the shareholders of the Company.

         4. Adjustments for Certain Events. After any stock split, stock dividend, reverse stock split, recapitalization, reclassification, merger, consolidation, statutory share exchange, sale of all or substantially all of the Company's assets, combination or exchange of shares, separation, reorganization or liquidation of the Company occurring after the date of this Agreement (each a "Special Event"), as a result of which (a) shares or other securities of any class, or rights to purchase shares or other securities of any class, are issued in respect of outstanding shares of common stock of the Company (or are issuable in respect of securities convertible into shares of common stock of the Company) or (b) shares of common stock of the Company are changed into the same or a different number of shares of the same or another class or classes, other securities, cash or other assets or rights to receive any of the foregoing, then all shares of common stock of the Company or shares of another class or classes, other securities, cash or other assets or rights to receive any of the foregoing relating to any of the Stock and received in connection with any such Special Event will be subject to






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this Agreement, and deemed to be "Stock" and will be immediately delivered to the Escrow Agent and held by the Escrow Agent in accordance with the terms of this Agreement.

         5. Transferability. Upon any default by Purchaser in its obligations to pay to Seller the purchase price for the Stock or any interest thereon which is not cured within five (5) days after Purchaser's receipt of written notice of such default from Seller. Seller shall have the right, without the consent of Purchaser, to sell any or all of the Stock in any commercially reasonable manner (including but not limited to any sale of the Stock into any market in which the Company's common stock is then traded or any private sale if the Stock is not then publicly traded or publicly tradeable without restriction). The Seller shall give Purchaser reasonable advance notice of the terms of any proposed private sale and of its intention to sell the Stock in any public market. At any time prior to the sale by Seller of the Stock as provided above, but following its delivery to Seller as provided in Section 2.7, the Purchaser may complete the purchase of the Stock from the Seller by paying the Seller the remaining unpaid purchase price, plus accrued interest thereon through the date of such payment. No such sale of the Stock for less than the unpaid portion of the purchase price, plus interest, shall relieve Purchaser of its obligation to pay Seller the full purchase price, plus interest (less any amounts received upon such sales of the Stock), even if all of the shares of Stock have been sold following a default by Purchaser. Any amount received upon the sale of the Stock following a default by Purchaser in excess of the unpaid portion of the purchase price for the Stock, plus interest, shall be promptly paid to Purchaser. The Seller shall not, directly or indirectly, sell, assign, transfer, pledge or in any way encumber or dispose of the Stock except as set forth in this Agreement. Encumbrances or dispositions which are contrary to the terms of this subsection shall be void.

         6. Miscellaneous.

            6.1 Notices. Any notice or other communication required or permitted to be given under this Agreement will be in writing and delivered personally, telecopied or mailed (by certified, registered or first class mail or by recognized overnight courier), postage prepaid, and will be deemed given when so delivered personally, telecopied or if mailed by certified, registered or first class mail, or by recognized overnight courier, one day after the date of mailing, as follows:

               If to Seller:             26500 Development Associates Limited
                                            Partnership
                                         1400 North Woodward Avenue
                                         Suite 250
                                         Bloomfield Hills, Michigan 48304-2876

               If to Purchaser:          Universal Standard Healthcare of
                                            Delaware, Inc.
                                         29200 Northwestern Highway
                                         Southfield, Michigan 48076
                                         Attn:  President

               With a copy to:           Dykema Gossett PLLC
                                         400 Renaissance Center
                                         Detroit, MI  48243
                                         Attn:  Thomas S. Vaughn








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               If to the Company:            Universal Standard Healthcare, Inc.
                                             29200 Northwestern Highway
                                             Southfield, Michigan 48076
                                             Attn:  President

               With a copy to:               Dykema Gossett PLLC
                                             400 Renaissance Center
                                             Detroit, MI  48243
                                             Attn:  Thomas S. Vaughn

               If to the Escrow Agent:       Honigman Miller Schwartz and Cohn
                                             2290 First National Building
                                             Detroit, Michigan 48226
                                             Attention:  William J. Zousmer

            6.2 Entire Agreement. This Agreement contains the entire agreement among the parties with regard to the transactions contemplated by this Agreement and supersedes all prior agreements, commitments, correspondence and communications, written or oral, with regard thereto.

            6.3 Amendments and Waivers. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, nor will any waiver on the part of any party of any right, power or privilege under this Agreement preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege under this Agreement.

            6.4 Governing Law, Jurisdiction. The laws of the State of Michigan, without regard to principles of conflicts of laws, will govern this Agreement and its subject matter, construction and the determination of any rights, duties or remedies of the parties arising out of or relating to this Agreement, its subject matter or any of the transactions contemplated by this Agreement. The parties acknowledge that the United States District Court for the Eastern District of Michigan or the Michigan Circuit Court for the County of Wayne will have exclusive jurisdiction over any case or controversy arising out of or relating to this Agreement, its subject matter or any of the transactions contemplated by this Agreement and that all litigation arising out of or relating to this Agreement, its subject matter or any of the transactions contemplated by this Agreement will be commenced in the United States District Court for the Eastern District Court of Michigan or in the Michigan Circuit Court for the County of Wayne.

            6.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

            6.6 Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.






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            6.7 Severability. If any provision of this Agreement is determined to be illegal or invalid, such illegality or invalidity will have no effect on the other provisions of this Agreement, which will remain valid, operative and enforceable.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.

                                  SELLER:

                                  26500 DEVELOPMENT ASSOCIATES LIMITED
                                  PARTNERSHIP

                                  By       26500 Investment Corporation

                                           By: /s/ Mike Kojaian
                                              ---------------------------------
                                                Mike Kojaian, its President

                                  PURCHASER:

                                  UNIVERSAL STANDARD HEALTHCARE
                                  OF DELAWARE, INC.


                                  By: /s/ Alan S. Ker
                                     ------------------------------------------

                                           Its: CFO
                                               --------------------------------

                                  THE COMPANY:

                                  UNIVERSAL STANDARD HEALTHCARE, INC.


                                  By: Alan S. Ker
                                     -------------------------------------------

                                            Its: CFO
                                                --------------------------------

                                  ESCROW AGENT:

                                  HONIGMAN MILLER SCHWARTZ AND COHN


                                  By: /s/ William J. Zousmer
                                     -------------------------------------------
                                          William J. Zousmer, Partner











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